      As filed with the Securities and Exchange Commission on May 20, 1999

================================================================================

                                           Registration No. 333-________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         BOYD BROS. TRANSPORTATION INC.
               (Exact name of issuer as specified in its charter)

             DELAWARE                                   63-6006515
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                                 3275 Highway 30
                             Clayton, Alabama 36016
                    (Address of principal executive offices)

                                   ----------

                         BOYD BROS. TRANSPORTATION INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                   ----------

                                Richard C. Bailey
                         Boyd Bros. Transportation Inc.
                                 3275 Highway 30
                             Clayton, Alabama 36016
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                              Lizanne Thomas, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                           Proposed maximum        Proposed maximum
     Title of securities              Amount to be          offering price            aggregate              Amount of
       to be registered                registered            per share(1)         offering price(1)     registration fee(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value        175,000 shares             $10.25              $1,793,750.00             $498.66
===========================================================================================================================

         (1) The proposed maximum offering price has been estimated pursuant to Rule 457(h), solely for the purpose of calculating the amount of the registration fee. It is not known how many shares will be purchased under the Plan or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of 175,000 shares, being the aggregate number of shares of common stock, par value $.001 per share ("Common Stock"), available for issuance upon exercise of options to be granted under the Plan, at an exercise price of $10.25 which is the average of the reported high and low sales prices of a share of Common Stock of Boyd Bros. Transportation Inc. on the NASDAQ National Market ("NASDAQ") on May 18, 1999.

         (2) The registration fee of $498.66 is calculated by multiplying the product of $10.25, the weighted average exercise price per share, and 175,000, the number of shares subject to option, by .000278.

================================================================================

                                EXPLANATORY NOTE
In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement.






















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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Boyd Bros. Transportation Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b)   All other reports filed with the Commission pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act"), since December 31, 1998.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on April 27, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


Item 4.  Description of Securities.

         Inapplicable.


Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.


Item 6.  Indemnification of Directors and Officers.

         Set forth below is a description of certain provisions of the Certificate of Incorporation (the "Certificate") of the Company, the By-Laws (the "By-Laws") of the Company and Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL"), as such provisions relate to the indemnification of the directors and officers of the company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate, the By-Laws and the DGCL.

         Article VII of the Certificate provides that to the fullest extent provided by the DGCL or any other applicable laws, a director will not be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Article VIII of the Certificate provides that each person who is or was or has agreed to become a director or officer of the Company (or was serving or had agreed to serve, at the request of the Board of Directors or an officer of the Company, as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not-for-profit, including the heirs, executors, administrators, or estate of such person), will



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



be indemnified by the Company to the fullest extent permitted by the DGCL or any other applicable law. It also provides that without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in Article VIII of the Certificate.

         While Article VII of the Certificate provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article VII as described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

         With respect to indemnification of officers and directors, Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Furthermore, the DGCL provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         In addition, the DGCL was amended in 1986 to enable a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty of care. The statutory amendment provides, however, that (a) liability for duty or loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) the right of improper personal benefits could not be eliminated or limited in this manner.

Item 7.  Exemption from Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

            Exhibit
            Number       Description
            -------      -----------
               4         Boyd Bros. Transportation Inc. 1999 Employee Stock
                         Purchase Plan

               5 Opinion of Jones, Day, Reavis & Pogue, as to the legality of the securities being registered

              23.1       Consent of Jones, Day, Reavis & Pogue (included in
                         Exhibit 5)

              23.2       Consent of Deloitte & Touche LLP, independent auditors

              24         Power of Attorney (included in the signature page)


Item 9.   Undertakings.

          (a)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) to include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that sub-paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an



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



                  employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Alabama, on the 18th day of May, 1999.


                             BOYD BROS. TRANSPORTATION INC.


                             By:   /s/ W. Miller Welborn
                                   --------------------------------------------
                                   W. Miller Welborn
                                   President and Chief Executive Officer


                                   /s/ Richard C. Bailey
                                   --------------------------------------------
                                   Richard C. Bailey
                                   Executive Vice President and Chief Financial
                                   Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, W. Miller Welborn and Richard C. Bailey, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                                Title                                  Date
        ---------                                -----                                  ----
/s/ Dempsey Boyd                   Chairman of the Board and Director                May 18, 1999
----------------------------------
Dempsey Boyd

/s/ W. Miller Welborn              President, Chief Executive Officer and            May 18, 1999
---------------------------------- Director (Principal Executive Officer)
W. Miller Welborn

/s/ Richard C. Bailey              Executive Vice President, Chief Financial         May 18, 1999
---------------------------------- Officer and Director (Principal Financial
Richard C. Bailey                  and Accounting Officer)

/s/ Stephen J. Silverman                    Director                                 May 18, 1999
----------------------------------
Stephen J. Silverman


/s/ Boyd Whigham                            Director                                 May 18, 1999
----------------------------------
Boyd Whigham


/s/ W. Wyatt Shorter                        Director                                 May 18, 1999
----------------------------------
W. Wyatt Shorter



         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Alabama, on this 18th day of May, 1999.


                                  BOYD BROS. TRANSPORTATION INC.
                                  EMPLOYEE STOCK PURCHASE PLAN

                                  By  Boyd Bros. Transportation Inc.
                                      As Administrator



                                  By:  /s/ W. Miller Welborn
                                       -----------------------------------------
                                           W. Miller Welborn
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit                                                                                                     Page
Number                                   Description                                                       Number
-------                                  -----------                                                       ------
4              Boyd Bros. Transportation Inc. 1999 Employee Stock Purchase Plan                            Page 8

5              Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being            Page 23
               registered

23.1           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)                               Page 23

23.2           Consent of Deloitte & Touche, independent public accountants                                Page 24

24             Power of Attorney (included in signature page)                                              Page 5





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